Exhibit 10.1

Execution Copy - Simon

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of May 7, 2014 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Agreement”) between Simon Worldwide, Inc., a Delaware corporation (the “Pledgor”) and SUNTRUST BANK, as agent for the Lenders under the Credit Agreement defined below (the “Administrative Agent”).

WHEREAS, pursuant to that certain Revolving Credit, Security, Guaranty and Pledge Agreement dated as of the date hereof, among (i) Three Lions Entertainment, LLC (the “Company”), as borrower, the Guarantors named therein (the “Guarantors”), (ii) the Lenders named therein (the “Lenders”), and (iii) the Administrative Agent (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms, the “Credit Agreement” capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement or, if not defined in the Credit Agreement, in the Company Agreement (as defined below), as appropriate), the Lenders have agreed to make loans to the Company (the “Loans”) to be used for the purpose set forth therein.

WHEREAS, as of March 15, 2013, the Pledgor and the other members of the Company entered into the Limited Liability Company Agreement (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms, the “Company Agreement”).

WHEREAS, the Pledgor owns beneficially and of record 94.445% of all of the issued and outstanding Investor Units of the Company as set forth on Schedule 1 hereto.

WHEREAS, in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreement and the Lenders to make the Loans to the Company as contemplated thereby and to secure payment in full of the Obligations thereunder, the Pledgor hereby pledges to the Administrative Agent (for the benefit of the Secured Parties) the Equity Interests set forth on Schedule 1 hereto, all as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Pledge. Pledgor, as security for the due and punctual payment of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the Company whether or not post filing interest is allowed in such proceeding), hereby grants, pledges, hypothecates, assigns, transfers, sets over, conveys and delivers unto the Administrative Agent (for the benefit of the Secured Parties) a first priority security interest in (i) all of its Equity Interests in the Company, and (ii) all proceeds of such shares and all other securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such shares or additional securities. All items referred to in clauses (i) and (ii) of this Section 1 are hereinafter referred to collectively as the “Pledged Securities”. On or prior to the Closing Date, the Pledgor shall deliver to the Administrative Agent the definitive instruments (if any) representing all Pledged Securities, accompanied by undated stock powers (or any comparable documents for non-corporate entities to the extent certificated), duly endorsed or executed in blank by the Pledgor, and such other instruments or documents relating thereto as the Administrative Agent or its counsel shall reasonably request.

2. Covenants.

(a) Pledgor agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Pledgor, and Pledgor agrees that it will remain bound upon this pledge notwithstanding any extension or renewal of any Obligation.

(b) Pledgor, to the extent permitted by Applicable Law, waives presentment to, demand for payment from and protest to the Company, and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Pledgor hereunder shall not be affected by: (i) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Company under the provisions of the Credit Agreement, this Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, the Notes or any other agreement; (iv) the release, exchange, waiver or foreclosure of any collateral securing the Obligations; or (v) the failure of the Administrative Agent or any Secured Party to exercise any right or remedy against the Guarantors or any other guarantor of the Obligations.

(c) Pledgor agrees that this pledge is a continuing security interest in the Pledged Securities and constitutes security for performance and payment when due and not just of collection, and waives, to the extent permitted by Applicable Law, any right to require that any resort be had by the Administrative Agent or the Lenders to any other security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or any Secured Party in favor of the Company or to any other person.

(d) Pledgor acknowledges that none of the Administrative Agent or any Lender shall have any responsibility to inform the Pledgor of the financial condition of the Company or any circumstances affecting the Pledged Securities or the ability of the Company to perform its obligations under the Credit Agreement.

(e) This pledge shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, or any instrument evidencing any of the Obligations, or by the existence, validity, enforceability, perfection or extent of the Pledged Securities or by any other circumstance relating to the Obligations which might otherwise constitute a defense to the pledge under this Agreement (other than the indefeasible payment in full of the Obligations). None of the Administrative Agent or any Secured Party makes any representation or warranty in respect of any such circumstances or has any duty or responsibility whatsoever to the Pledgor in respect to the management and maintenance of the Obligations or the Pledged Securities.

(f) The obligations of the Pledgor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim or waiver, release, surrender, alteration or compromise (other than payment of the Obligations), and shall not be subject to any defense (other than payment of the Obligations) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Pledgor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Pledgor or would otherwise operate as a discharge of the Pledgor as a matter of Applicable Law, unless and until the Obligations are paid in full.

3. Registration in Nominee Name; Denominations. The Administrative Agent shall have the right (in its sole and absolute discretion) to hold the certificates, if any, representing any Pledged Securities (a) in its own name (on behalf of the Secured Parties) or the name of its nominee, or (b) in the name of Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. The Administrative Agent shall have the right to exchange the certificates, if any, representing any of the Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

4. Representations, Warranties and Covenants. Pledgor hereby represents, warrants, covenants and agrees with the Administrative Agent as follows:

(a) the Investor Units set forth on Schedule 1 hereto constitute 94.445% of the issued and outstanding Investor Units of the Company;

(b) the Pledged Securities are duly authorized, validly issued and fully paid;

(c) there are no restrictions on the transfer of the Pledged Securities other than as a result of the Credit Agreement, this Agreement, the Company’s certificate of formation, the Company Agreement or applicable Securities Laws or the regulations promulgated thereunder;

(d) the Pledgor has good title to the Pledged Securities;

(e) the Pledged Securities are not subject to any prior liens, encumbrances or security interests, and the Pledgor will keep the Pledged Securities free and clear of all security interests, Liens and encumbrances other than the Lien granted hereunder, and will not sell, assign, transfer, exchange or otherwise dispose of the Pledged Securities or any portion thereof except to the Administrative Agent (on behalf of the Secured Parties);

(f) the Pledgor has the right to pledge the Pledged Securities hereunder free and clear of any Liens, encumbrances or security interests and without the consent of any other Person or any government agency whatsoever;

(g) the Pledgor has the capacity to execute, deliver and perform this Agreement and to pledge the Pledged Securities hereunder;

(h) the Pledgor will not take any action to allow any equity interests of the Company to be issued, or grant any options or warrants, unless such securities are pledged to the Administrative Agent (for the benefit of the Secured Parties), on terms satisfactory to the Administrative Agent, as security for the Obligations;

(i) the execution, delivery and performance of this Agreement will not violate any provision of Applicable Law, any order of any court or other agency of government having jurisdiction over the Pledgor, the Company or the Pledged Securities, any provision of any indenture, agreement or other instrument to which Pledgor is a party, or be in conflict with, result in a material breach of or constitute (with due notice and/or lapse of time) a material default under any such indenture, agreement or other instrument;

(j) there are no pending legal or governmental proceedings to which Pledgor is a party or to which any of the Pledgor’s properties is subject which will materially affect the ability of the Pledgor to perform its obligations hereunder;

(k) on the date hereof, the Pledged Securities consist of the interests listed on Schedule 1 hereto;

(l) the Pledgor will realize a direct economic benefit as a result of the Loans being made to the Company which are secured hereby; and

(m) the Pledgor will promptly notify the Administrative Agent of any change in its location as determined under Section 9-307 of the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Agreement.

5. Voting Rights: Dividends; etc. Unless and until an Event of Default shall have occurred and be continuing;

(a) The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to the owner of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, of the Credit Agreement and of the other Fundamental Documents.

(b) All dividends or distributions of any kind whatsoever (other than cash dividends or cash distributions paid while no Event of Default is continuing) received by the Pledgor with respect to the Pledged Securities, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock or Equity Interests of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Administrative Agent to be held subject to the terms hereof. All dividends and distributions with respect to any Pledged Securities which are received by a Pledgor contrary to the provisions of this Section 5(b) shall be received in trust for the benefit of the Secured Parties, segregated from the Pledgor’s own assets, and shall be delivered to the Administrative Agent.

(c) Upon the occurrence and during the continuance of an Event of Default and notice from the Administrative Agent of the transfer of such rights to the Administrative Agent, all rights of the Pledgor (i) to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to this Section 5, and (ii) to receive and retain cash dividends and cash distributions with respect to the Pledged Securities shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights with respect to any Pledged Securities and receive such cash dividends and cash distributions with respect to any Pledged Securities until such time as such Event of Default has been cured or waived.

6. Remedies Upon Default. If an Event of Default shall have occurred and be continuing, the Administrative Agent (on behalf of the Secured Parties), may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC or otherwise to the extent provided by Applicable Law. The Administrative Agent shall be authorized at any such sale (if the Administrative Agent deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale, the Administrative Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor. The Administrative Agent shall give the Pledgor ten (10) days’ prior written notice of any such public or private sale, or sale at any broker’s board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 6, the Administrative Agent (on behalf of the Secured Parties) may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgor, any such demand, notice, claim, right or equity being hereby expressly waived and released to the extent permitted by the UCC, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Administrative Agent or any other consenting Secured Party by any Credit Party as a credit against the purchase price; and the Administrative Agent, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Pledgor or any third party (other than the Secured Parties). The Administrative Agent shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgor with respect thereto. Pledgor hereby agrees that (i) it will indemnify and hold the Secured Parties harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Administrative Agent pursuant to this Agreement, or arising out of any act of, or omission to act on the part of, any Person prior to such taking of actual possession or control by the Administrative Agent (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor, its agents or Affiliates before or after the commencement of such actual possession or control by the Administrative Agent, but excluding therefrom all claims with respect to the Pledged Securities resulting from the gross negligence or willful misconduct of any of the Administrative Agent or any Secured Party, as finally determined by a court of competent jurisdiction in a non-appealable decision or an appealable decision that has not been appealed within the time period required, and (ii) the Secured Parties shall have no liability or obligation arising out of any such claim except for acts of willful misconduct or gross negligence of such Person, as finally determined by a court of competent jurisdiction in a non-appealable decision or an appealable decision that has not been appealed within the time period required. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Pledged Securities under this Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

7. Application of Proceeds of Sale and Cash. The proceeds of any sale of the Pledged Securities sold pursuant to Section 6 hereof shall be applied by the Administrative Agent, first, to the payment of costs incurred by the Administrative Agent while enforcing its rights pursuant to this Agreement, and then, in accordance with Section 10.6 of the Credit Agreement.

8. Administrative Agent Appointed Attorney-in-Fact. Upon the occurrence and during the continuance of an Event of Default which has not been waived, the Pledgor hereby appoints the Administrative Agent as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and the pledge of the Pledged Securities hereunder and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right and power to receive, endorse, and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend or other distribution payable in respect of the Pledged Securities or any part thereof and to give full discharge for the same.

9. Securities Laws, etc. In view of the position of the Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the U.S. Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose (the statute referenced in this Section 9 and any applicable securities laws of other provinces, states, territories and other foreign jurisdictions, the regulations promulgated thereunder, and the policies and instruments adopted by the applicable Governmental Authorities in respect thereof being referred to herein as the “Securities Laws”), with respect to any disposition of the Pledged Securities permitted hereunder. Each of the Pledgor and the Administrative Agent understands that compliance with the Securities Laws may very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state Securities Laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an agreement to the contrary, the Administrative Agent may perhaps be held to have certain general duties and obligations to the Pledgor to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgor will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Securities at an inadequate price. Without limiting the generality of the foregoing, the provisions of this Section 9 would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Securities for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Securities for its own account, or if the Administrative Agent placed all or any part of the Pledged Securities privately with a purchaser or purchasers.

10. Continuation and Reinstatement Pledgor agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of Pledgor or otherwise. If, for any reason, any portion of such payments to the Secured Parties is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and the Obligations secured by the Liens granted hereunder shall include the full amount any of the Secured Parties is required to repay plus any and all costs and expenses (including attorneys’ fees and expenses and attorneys’ fees and expenses incurred pursuant to proceedings arising under the Bankruptcy Code and/or other Applicable Laws) paid by any of the Secured Parties in connection therewith.

11. Termination. The pledge referenced herein shall terminate when all of the Obligations shall have been fully and indefeasibly paid in cash and performed and the Commitments shall have terminated (other than contingent indemnification obligations under any of the Fundamental Documents that are expressly stated to survive such payment or termination and for which no claim has been asserted by any indemnified party), at which time the Administrative Agent (at the sole expense of the Pledgor) shall promptly assign and deliver to the Pledgor, or to such Person or Persons as Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release, and shall file termination statements with respect to any financing statements covering the Pledged Securities. Any such reassignment shall be free and clear of all Liens, arising by, under or through the Administrative Agent but shall otherwise be without recourse upon or warranty by the Administrative Agent and at the expense of the Pledgor.

12. Further Assurances. Pledgor, at its own expense, will execute and deliver, from time to time, any and all further or other instruments, and perform such acts, as the Administrative Agent may reasonably request to effect the purposes of this Agreement and to secure to the Administrative Agent (for the benefit of the Secured Parties), the benefits of all rights, authorities, and remedies conferred upon the Administrative Agent (for the benefit of the Secured parties) by the terms of this Agreement.

13. Notice. All notices, requests, demands or other communications to the parties hereto shall be in writing and shall be delivered by hand, by internationally recognized overnight courier (e.g., FedEx or DHL), by facsimile or by transmission by electronic photocopy (i.e., “PDF” or “TIFF”) format sent by electronic mail, and shall be deemed to have been received by the party to which sent (a) on the day of delivery (if delivered by hand), or on the Business Day of confirmed transmission by facsimile or electronic mail (with confirmation of successful transmission issued from the sender’s facsimile machine or email server, as applicable) (provided such transmission was made prior to 6:00 p.m. New York time on a Business Day and. if not, then on the Business Day after such transmission was confirmed), or one (1) Business Day after being sent by nationally recognized overnight courier, or (b) on such later date if the recipient gives verifiable proof of receipt on such later date, and shall be addressed to the parties hereto, as the ease may be, at their respective addresses. The address for notices to the parties (until notice of a change thereof is served as provided in this Section 13) shall be as follows:

To the Administrative Agent:	With a courtesy copy to:

SunTrust Bank	Akin Gump Strauss Hauer & Feld LLP
303 Peachtree St., 32nd Floor	2029 Century Park East, Suite 2400
Atlanta, GA, 30308	Los Angeles, California 90067
Attention: Brett Ross, Vice President, Sports &	Attention: P. John Burke, Esq.
Entertainment Specialty Group	Fax No.: (310)229-1001
Fax No.: (404) 813-5260	Email: Jburke@akingump.com
Email: Brett.Ross@SunTrust.com

To Pledgor:	With a courtesy copy to:

Simon Worldwide, Inc.	The Yucaipa Companies
18952 MacArthur Boulevard	9130 West Sunset Boulevard
Irvine, California 92612	Los Angeles, California 90069
Attention: Terrance Wollack	Attention: Henry Orren
Fax No.: (949)-251-4670	Fax No.: (310) 789-1791
Email: terry_wollack@smi-la.com	Email: henry.orren@yucaipaco.com

Greenberg Traurig, LLP
3333 Piedmont Road NE, Suite 2500
Atlanta, GA 30305
Attention: James Altenbach, Esq.
Fax No.: (678)553-2445
Email : AltenbachJ@gtlaw.com[1]

14. Non-Waiver of Rights and Remedies. No delay or failure on the part of the Administrative Agent in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between the parties shall operate as a waiver of any right or remedy of the Administrative Agent.

15. No Recourse to Pledgor. It is expressly understood and agreed that the Administrative Agent shall not have any claim, remedy, or right to proceed (at law or in equity) against Pledgor for the payment of any deficiency or any other sum or performance of any of the Obligations under the Credit Agreement or in connection therewith, from any source other than the Equity Interests pledged by this Agreement.

16. CHOICE OF LAW. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

17. Miscellaneous. This Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalidated under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and the parties hereto agree to negotiate in good faith a provision to replace the ineffective provision, such provision to be as similar in effect and intent as the ineffective provision as permissible. This Agreement may not be amended except by a writing signed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, representatives, successors and assigns. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute the same instrument.

[signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Simon Worldwide, Inc.

By:	/s/ Terrence Wallock
	Name:	Terrence Wallock
	Title:	Secretary

Address:	18952 MacArthur Boulevard
Irvine, California 92612
Fax No.:	(949) 251-4670
Email:	terry_wallock@smi-la.com

SUNTRUST BANK, as Administrative Agent

By:	/s/ Brett Ross
	Name:	Brett Ross
	Title:	Vice President

Address:	SunTrust Bank
303 Peachtree Street, 32nd Floor
Atlanta, Georgia 30308
Attention:	Brett Ross, Vice President
Fax No.:	(404) 813-5260
Email:	Brett.Ross@SunTrust.com

[Signature page to Pledge Agreement]

SCHEDULE I

PLEDGED SECURITIES

Company	Ownership Interest / Shares Owned	Owner/Pledgor

Three Lions Entertainment, LLC	100% of the Investor Units held by Owner (94.445% of all Investor Units of the Company, representing 94.445% of all Voting Power in the Company)	Simon Worldwide, Inc.